Exhibit 99.4

UNAUDITED PRO FORMA CONSOLIDATED COMBINED

FINANCIAL INFORMATION OF TELLURIAN INC.

Introduction

On August 2, 2016, Magellan Petroleum Corporation, a Delaware corporation (“Magellan”), Tellurian Investments Inc., a Delaware corporation (“Tellurian Investments”), and River Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Magellan (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”). On February 10, 2017, the transactions contemplated by the Merger Agreement were consummated and Magellan Petroleum Corporation was renamed Tellurian Inc.

Pursuant to the Merger Agreement, each outstanding share of common stock, par value $0.001 per share, of Tellurian Investments was exchanged for 1.300 shares of common stock, par value $0.01 per share, of Magellan, and Merger Sub was merged with and into Tellurian Investments (the “Merger”), with Tellurian Investments continuing as the surviving corporation and a direct subsidiary of Magellan. Except for adjustments made to reflect stock splits, share issuances and similar changes, this exchange ratio was fixed and was not adjusted to reflect stock price changes prior to the closing of the Merger. Immediately following the Merger, the pre-Merger shareholders of Tellurian Investments held or had the right to receive approximately 96.4% of the outstanding Magellan common stock.

The Merger will be accounted for as a “reverse acquisition” and recapitalization since Tellurian Investments has control over the combined company through the post-Merger ownership of approximately 96.4% of the common stock of Magellan, majority representation on the combined company’s board of directors, and control of a majority of management positions of the combined company. Parallax Services LLC (“Parallax Services”) was acquired by Tellurian Investments on April 9, 2016 and renamed Tellurian Services LLC (“Tellurian Services”); as such, the historical financial results of Tellurian Services have been included for the periods prior to April 9, 2016 in the unaudited pro forma consolidated statement of operations.

The following unaudited pro forma consolidated combined financial statements reflect the combination of the historical consolidated results of Magellan, Tellurian Investments, and Parallax Services on a pro forma basis to give effect to the following transactions, which are described in further detail below:

•	TOTAL Common Stock Investment. On December 19, 2016, Tellurian Investments entered into a common stock purchase agreement with TOTAL Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A (“TOTAL”). Pursuant to the common stock purchase agreement, Tellurian Investments agreed to issue 35,384,615 shares of its common stock to TOTAL for an aggregate purchase price of approximately $207 million (or $5.85 per share) (the “TOTAL Common Stock Investment”). The TOTAL Common Stock Investment was completed on January 3, 2017.

•	Merger Adjustments. Adjustments reflect the Merger by which Merger Sub merged with and into Tellurian Investments with Tellurian Investments continuing as the surviving corporation and a direct subsidiary of Magellan. Although Magellan is the legal acquirer, Tellurian Investments is the accounting acquirer. Accordingly, the assets and liabilities of Magellan are recorded at their preliminary estimated fair values. The actual adjustments to the consolidated financial statements upon consummation of the Merger and allocation of the final purchase price depends on a number of factors, including additional financial information available at such time, changes in the fair value of Magellan common stock transferred at the closing date, and changes in the estimated fair value of Magellan’s assets and liabilities as of the closing date. Accordingly, the final allocations of the Merger consideration and the effects of such allocations on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

The unaudited pro forma consolidated combined balance sheet of the combined company is based on (i) the unaudited historical consolidated balance sheet of Magellan as of December 31, 2016 and (ii) the audited historical consolidated balance sheet of Tellurian Investments as of December 31, 2016, and includes pro forma adjustments to give effect to the Merger Adjustments as if they had occurred on December 31, 2016.

The unaudited pro forma consolidated combined statement of operations of the combined company are based on (i) the unaudited historical consolidated statement of operations of Magellan for the twelve months ended December 31, 2016, (ii) the audited historical consolidated statement of operations of Tellurian Services for the period from January 1, 2016 to April 9, 2016, (iii) the audited historical consolidated statement of operations of Tellurian Investments for the twelve months ended December 31, 2016, and (iv) the TOTAL Common Stock Investment and Merger Adjustments as if they had occurred on January 1, 2016.

The unaudited pro forma data presented herein reflects events that are directly attributable to the described transactions, factually supportable, and as it relates to the unaudited pro forma consolidated combined statement of operations, expected to have a continuing impact. The unaudited pro forma data presented herein also reflects certain assumptions which management believes are reasonable. Such pro forma data is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above, or the results of the combined company that may be achieved in the future. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual results may differ from the pro forma results indicated herein. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated combined financial statements.

The unaudited pro forma consolidated combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or consolidated financial position of the combined company that would have been recorded had the Merger been completed as of the dates presented, and they should not be taken as representative of the expected future results of operations or financial position of the combined company. The unaudited pro forma consolidated combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the operations of the combined company. Additionally, the unaudited pro forma consolidated combined statement of operations does not include non-recurring charges or credits, and the related tax effects, which result directly from the Merger.

The unaudited pro forma consolidated combined financial statements have been derived from, and should be read in conjunction with, (i) the historical consolidated financial statements and accompanying notes of Magellan, as included in Magellan’s Quarterly Report on Form 10-Q for the six months ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”) on February 9, 2016, (ii) the historical consolidated financial statements and accompanying notes of Magellan, as included in Magellan’s Annual Report on Form 10-K for the year ended June 30, 2016 filed with the SEC on September 14, 2016 and (iii) the historical financial statements and accompanying notes of Tellurian Investments and Tellurian Services, as included in Item 9.01(a) of this report.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

(in thousands)

	Tellurian Investments Historical	TOTAL Common Stock Investment	Magellan Historical	Merger Adjustments		Pro Forma Combined
		(f)	(a)	(b)
ASSETS
Current assets:
Cash and cash equivalents	$21,398	$207,000	$507	$(219)		$227,009
		(164)		(1,513	)(c)
Securities available-for-sale	—	—	1,542	(431)		1,111
Accounts receivable	48	—	58	—		106
Accounts receivable due from related parties	1,333	—	—	—		1,333
Prepaid expenses and other current assets	1,964	—	1,960	—		3,924

Total current assets	24,743	206,836	4,067	(2,163)		233,483

Unproved oil and gas properties	—	—	29	12,971		13,000
Wells in progress	—	—	332	—		332
Property, plant and equipment, net	10,993	—	69	—		11,062

Total property, plant and equipment, net	10,993	—	430	12,971		24,394

Goodwill, net	1,190	—	500	(500)		76,157
				74,967
Note receivable due from related party	251	—	—	—		251
Other non-current assets	1,901	—	19	—		1,920

Total Assets	$39,078	$206,836	$5,016	$85,275		$336,205

UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

(in thousands)

	Tellurian Investments Historical	TOTAL Common Stock Investment	Magellan Historical	Merger Adjustments		Pro Forma Combined
		(f)	(a)	(b)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$24,403	$—	$3,016	$888		$28,307
Notes payable	—	—	31	—		31
Accounts payable due to related parties	323	—	—	—		323

Total current liabilities	24,726	—	3,047	888		28,661

Embedded derivative	$8,753	$—	$—	$(8,753	)(g)	$—

Stockholders’ equity:
Series A convertible preferred stock	5	—	—	—		5
Common stock	101	35	71	(71)		1,998
				4	(c)
				(101	)(d)
				(35	)(d)
				1,994	(d)
Treasury stock	—	—	(9,806)	9,806		—
Additional paid-in capital	102,148	206,965	104,557	(104,557)		409,532
		(164)		87,869
				5,819	(c)
				(1,858	)(d)
				8,753	(g)
Accumulated (deficit) earnings	(96,655)	—	(98,126)	98,126		(103,991)
				(7,336	)(c)
Accumulated other comprehensive income	—	—	5,273	(5,273)		—

Total stockholders’ equity	5,599	206,836	1,969	93,140		307,544

Total Liabilities and Stockholders’ Equity	$39,078	$206,836	$5,016	$85,275		$336,205

The accompanying notes are an integral part of these unaudited pro forma consolidated combined financial statements.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016

(in thousands, except per-share amounts)

	Tellurian Investments Historical	Tellurian Services Historical 1/1/2016 to 4/9/2016	Tellurian Investments Combined Historical	Magellan Historical	Merger Adjustments	Pro Forma Combined
				(a)
Revenue, related parties	$—	$14 (h)	$14	$—	$—	$14

Total revenues	—	14	14	—	—	14

Costs and expenses:
Development expenses	47,215	—	47,215	—	—	47,215
Depreciation, depletion, amortization, and accretion	—	—	—	42	—	42
Exploration	—	—	—	196	—	196
Engineering	—	—	—	—	—	—
General and administrative	46,515	617	47,132	4,994	417 (e)	52,543
Other operating expenses	—	52	52	—	—	52

Total operating expenses	93,730	669	94,399	5,232	417	100,048

Loss from operations	(93,730)	(655)	(94,385)	(5,232)	(417)	(100,034)
Net interest expense	—	—	—	(6)	—	(6)
Gain on investment in securities	—	—	—	2,208	—	2,208
Loss on preferred stock exchange feature	(3,308)		(3,308)		—	(3,308)
Other income, net	217	—	217	23	—	240

Loss before income tax benefit	(96,821)	(655)	(97,476)	(3,007)	(417)	(100,900)

Provision for income tax benefit	166	—	166	—	—	166

Net loss attributable to common stockholders	$(96,655)	$(655)	$(97,310)	$(3,007)	$(417)	$(100,734)

Net loss per common share:
Basic and diluted	$(1.31)					$(0.51)
Weighted average shares outstanding:
Basic and diluted	73,689					199,389 (d)

The accompanying notes are an integral part of these unaudited pro forma consolidated combined financial statements.

Notes to the Unaudited Pro Forma Consolidated Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma consolidated combined balance sheet as of December 31, 2016 is based on the unaudited consolidated balance sheet of Magellan and the audited consolidated balance sheet of Tellurian Investments as adjusted to reflect the TOTAL Common Stock Investment and the Merger as though it had occurred on December 31, 2016.

The unaudited pro forma consolidated combined statement of operations for the twelve months ended December 31, 2016 is based on Magellan’s historical books and records, Tellurian Investments’ audited consolidated statement of operations, and Tellurian Services’ audited statement of operations for the period from January 1, 2016 through April 9, 2016, with adjustments made to reflect the TOTAL Common Stock Investment and to present such historical operations as if the Merger had occurred on January 1, 2016.

2. Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma consolidated combined balance sheet and unaudited pro forma consolidated combined statements of operations:

(a)	The fiscal year end of Magellan, which was June 30, has been conformed to the fiscal year end of Tellurian Investments, which is December 31, for the purpose of presenting pro forma consolidated combined financial statements, pursuant to Rule 11-02(c)(3) of Regulation S-X, because the two fiscal years are separated by more than 93 days. In order to conform Magellan’s fiscal year end to that of Tellurian Investments, Magellan’s unaudited historical statements of operations presented in the unaudited consolidated combined pro forma financial statements have been derived from the accounting records of Magellan. No adjustments were required to conform Magellan’s audited historical consolidated balance sheet as of December 31, 2016.

(b)	Unless otherwise noted, adjustments to reflect the elimination of Magellan’s total equity, the estimated value of consideration to be paid in the Merger and to adjust, where required, the historical book values of Magellan’s assets and liabilities as of December 31, 2016 to the preliminary estimated fair value, in accordance with the acquisition method of accounting. The preliminary valuations were determined as of February 10, 2017 and, where applicable, are based on the closing share price of Magellan common stock on the final day of trading, February 9, 2017. The fair value of the consideration given and assets and liabilities acquired will be determined based on the underlying fair values as of the February 10, 2017 closing of the Merger.

The estimated fair value of the consideration to be transferred, assets acquired, and liabilities assumed is described below (in thousands):

Purchase Consideration:
Common stock (1)	$83,639
Directors compensation (2)	1,409
Stock options exercisable (3)	2,821

Net purchase consideration to be allocated	$87,869

Estimated Fair Value of Assets Acquired(4):
Cash	$288
Securities available for sale	1,111
Other current assets	2,018
Unproved properties	13,000
Wells in progress	332
Land, buildings and equipment, net	69
Other long-term assets	19

Total assets acquired	16,837
Estimated Fair Value of Liabilities Assumed:
Accounts payable, accrued and other liabilities	3,904
Notes payable	31

Total liabilities assumed	3,935

Total net assets acquired	12,902

Goodwill as a result of the Merger	$74,967

(1)	5.8859 million shares of Magellan common stock were effectively transferred in connection with the Merger. Those shares were valued at $14.03 per share, which was Magellan’s closing share price on February 10, 2017.
(2)	Shares issued to former Magellan directors on February 9, 2017.
(3)	Magellan’s 0.4 million stock options were valued using the Black-Scholes model.
(4)	Includes a $22.5 million deferred tax asset, with an offsetting $22.5 million valuation allowance.

(c)	Adjustments to reflect transaction fees directly related to the Merger that were not reflected in the historical financial statements. Legal and advisory costs are payable to Petrie Partners Securities, LLC (“Petrie”) in approximately 0.4 million shares as a success fee related to the Merger. As these costs are non-recurring in nature, they have only been reflected within the pro forma balance sheet.

Legal and advisory transaction fees	$523
Retention incentive to former Magellan executive officer	990
Petrie success fee shares	5,823

Transaction fees directly related to the Merger	$7,336

(d)	Adjustments to reflect the recapitalization of Magellan upon closing of the Merger, after which, approximately 199.4 million shares of common stock with a par value of $0.01 per share will be outstanding. In accordance with the acquisition method of accounting, Tellurian Investments’ existing common stock and capital in excess of par value, including amounts presented for Tellurian Investments’ equity offerings, less the par value of the combined company’s common stock outstanding subsequent to the Merger (excluding shares attributable to the Petrie success fee) will be reclassified to capital in excess of par value of the combined company. The effects of the 0.4 million shares attributable to the Petrie success fee have been adjusted for in footnote (c) above. Additionally, Tellurian Investments’ accumulated deficit and preferred stock will be carried forward to the accumulated deficit and preferred stock of the combined company subsequent to the Merger. A reconciliation of the pro forma adjustment to capital in excess of par of the combined company is included below.

Calculation of adjustment to capital in excess of par to reclassify Tellurian Investments equity:

Tellurian Investments common stock	$101
TOTAL Common Stock Investment	35
Less par value of the combined company’s shares outstanding subsequent to the Merger	(1,994)

Adjustment to capital in excess of par	$(1,858)

A reconciliation of shares of Magellan common stock outstanding as of December 31, 2016, to the combined company’s common stock outstanding following the Merger is included below:

Magellan common issued as of December 31, 2016	7,089
Less shares of treasury stock	(1,209)

Magellan common stock outstanding as of December 31, 2016	5,880
Change in Magellan common stock outstanding between December 31, 2016 and February 3, 2017	—

Magellan common stock outstanding as of February 3, 2017, as reported in Magellan’s Form 10-Q for the three months ended December 31, 2016	5,880
Magellan common stock to be issued to Tellurian Investments as a result of the Merger	192,167
Options exercised	6

Employee awards	737
Directors’ awards	99
Petrie success fee shares	410
Shares to former owners of Nautilus Technical Group LLC and Eastern Rider LLC	90

Total common stock of the combined company outstanding subsequent to the Merger	199,389

Reconciliation of Magellan common stock to be issued to Tellurian Investments, after giving effect to the TOTAL Common Stock Investment:

Total Tellurian Investments shares of common stock outstanding as of December 31, 2016	147,820
Exchange of each Tellurian Investments share of common stock outstanding as of December 31, 2016, for 1.3 shares of Magellan common stock	1.3

Magellan common stock to be issued to Tellurian Investments as a result of the Merger	192,167

(e)	Adjustments to reflect the pro forma effect of an increase in compensation expense associated with the addition of three new directors. The addition of the new directors was directly attributable to the Merger.

(f)	Adjustments to reflect the contract entered into on December 19, 2016 for the sale by Tellurian Investments of 35,384,615 shares of common stock to TOTAL at a purchase price of $5.85 per share for proceeds of $207 million. The transaction closed on January 3, 2017. Transaction costs of $164 thousand have been incurred in connection with the common stock investment, and these costs have been reflected as an adjustment in the unaudited pro forma consolidated combined balance sheet.

(g)	Adjustment to eliminate the liability related to the preferred stock exchange feature. This liability is eliminated immediately following the Merger.

(h)	The historical revenue of Tellurian Services has been adjusted to eliminate service fees of $17 thousand that were charged to subsidiaries of Tellurian Investments.